FIRST UNION LOGO                    Mid-State Trust VII                      Record Date: 3/12/99
                                  6.34% Asset-Backed Bonds                        Prior Date: N/A
                                   Payment Date Statement              Distribution Date: 3/15/99


                                         Original        Beginning                                                    Ending
                        Certificate     Certificate     Certificate                                    Total        Certificate
Class          Cusip        Rate          Balance         Balance       Interest       Principal     Distribution     Balance
=================================================================================================================================
     A       595498AA4     6.340%     313,488,000.00  313,488,000.00   7,397,968.48  6,738,263.74  14,136,232.22   306,749,736.26
Factors per
 Thousand                                                               23.59888889   21.49448699    45.09337588     978.50551301
---------------------------------------------------------------------------------------------------------------------------------
Totals                                313,488,000.00  313,488,000.00   7,397,968.48  6,738,263.74  14,136,232.22   306,749,736.26
---------------------------------------------------------------------------------------------------------------------------------

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
230 South Tryon Street, 9th Floor                           Phone: 704-383-9568
Charlotte, North Carolina 28288-1179                          Fax: 704-383-6039

                                                      Record Date: 3/12/99
[FIRST UNION LOGO]                                    Prior Date: N/A
                                                      Distribution Date: 3/15/99

                              MID-STATE TRUST VII
                            6.34% ASSET-BACKED BONDS
                             PAYMENT DATE STATEMENT


SCHEDULE OF REMITTANCE
Collections as of the end of the Related Due Period               14,177,482.56
Investment Earnings                                                  106,503.22

Available Funds                                                   14,283,985.78
                                                                  =============


FEES
Servicer Fee                                                         498,705.00
Trustee Fee                                                            5,877.90
Standby Servicer Fee                                                   3,143.26
AMBAC Fee                                                            133,232.40
Owner Trustee Fee                                                      5,500.00
CT Corporation                                                             0.00
Carlton Fields                                                             0.00
                                                                  =============
                                                                     147,753.56

COLLATERAL INFORMATION
Aggregate Beginning Economic Balance of Loans                    335,281,286.47
Aggregate Ending Economic Balance of Loans                       328,674,463.47
Collateral Deficiency Amount                                     (28,531,550.21)
Cumulative Actual Net Economic Losses                                184,201.96
Minimum Target Overcollateralization                              63,269,834.22
Optimal Principal Amount                                           6,738,263.74
Issuer Release                                                             0.00


Economic balance as of the end of the related Due Period
of Accounts as to which there is a material breach of any
representation or warranty or as to which there is a material
defect in the related Account Documents:                                    N/A

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina 28288-1179                           Fax: 704-383-6039

[FIRST              MID-STATE TRUST VII                     Record Date: 3/12/99
 UNION            6.34% ASSET-BACKED BONDS                       Prior Date: N/A
 LOGO]             PAYMENT DATE STATEMENT             Distribution Date: 3/15/99


Outstanding Balance   $335,281,286.47
    # Accounts                  5,556

   Delinquent Infor.          # Loans            Amount
------------------------      -------        --------------
Delinquent 0-30 Days           5312          809,212,888.67
Delinquent 31-60 Days            54            9,203,114.48
Delinquent 61-90 Days            33            5,084,838.65
Delinquent 91+ Days              83           12,433,616.50
Loans in Foreclosure              0                    0.00
REO Property                      3              121,208.11
------------------------      -------        --------------


First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina    28288-1179                        Fax: 704-383-6039